                                    COINSTAR, INC.


                               SERIES E PREFERRED STOCK
                                         AND
                              WARRANT PURCHASE AGREEMENT

                                  TABLE OF CONTENTS

1.   AGREEMENT TO SELL AND PURCHASE. . . . . . . . . . . . . . . . . . . . . . 1
     1.1  Authorization of Shares. . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.   CLOSING, DELIVERY AND PAYMENT.. . . . . . . . . . . . . . . . . . . . . . 2
     2.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2  Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.. . . . . . . . . . . . . . 2
     3.1  Organization, Good Standing and Qualification. . . . . . . . . . . . 2
     3.2  Capitalization; Voting Rights. . . . . . . . . . . . . . . . . . . . 2
     3.3  Authorization of the Financing Documents; Binding Obligations. . . . 3
     3.4  No Consent or Approval Required. . . . . . . . . . . . . . . . . . . 3
     3.5  Compliance with Other Instruments. . . . . . . . . . . . . . . . . . 4
     3.6  Offering Valid . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . . . 4
     4.1  Requisite Power and Authority. . . . . . . . . . . . . . . . . . . . 4
     4.2  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.3  Investment Representations . . . . . . . . . . . . . . . . . . . . . 5
     4.4  Purchaser Bears Economic Risk. . . . . . . . . . . . . . . . . . . . 5
     4.5  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.6  Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.7  Company Information. . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.8  Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . . 6
     4.9  Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . . . . 6
5.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     5.1  Conditions to Purchaser's Obligations at the Closing . . . . . . . . 6
     5.2  Conditions to Obligations of the Company . . . . . . . . . . . . . . 7
6.   AFFIRMATIVE COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . . 8
     6.1  Rights of First Refusal. . . . . . . . . . . . . . . . . . . . . . . 8
7.   THE COMPANY'S RIGHT TO REPURCHASE . . . . . . . . . . . . . . . . . . . . 9
     7.1  Repurchase Option. . . . . . . . . . . . . . . . . . . . . . . . . . 9
     7.2  Exercise of Repurchase Option. . . . . . . . . . . . . . . . . . . .10
8.   MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.2  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.3  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .11
     8.4  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .12
     8.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .12
     8.6  Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

                               TABLE OF CONTENTS, CONT.

                                                                            PAGE

     8.7  Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . .12
     8.8  Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . .12
     8.9  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     8.10 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     8.11 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     8.12 Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . .13
     8.13 Pronouns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     8.14 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     8.15 Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .13

                                  INDEX OF EXHIBITS


Schedule of Purchasers                  Exhibit A

Restated Certificate                    Exhibit B

Form of Warrants                        Exhibit C

Second Amended and Restated
Investor's Rights Agreement             Exhibit D

Second Amended and
Restated Voting Agreement               Exhibit E

                                  COINSTAR, INC.

              SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

          THIS SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of August 27, 1996, by and among Coinstar, Inc., a Delaware corporation (the "Company"), and Acorn Ventures ("Purchaser").

                                       RECITALS

          WHEREAS, the Company has authorized the sale and issuance of (i) up to an aggregate of 100,000 shares of its Series E-1 Preferred Stock (the "Shares"); (ii) warrants to purchase up to an aggregate of 350,000 shares of its Series E-2 Preferred Stock (the "$12 Warrants") and (iii) warrants to purchase up to an aggregate of 550,000 shares of its Series E-3 Preferred Stock (the $16 Warrants") (unless noted otherwise, the $12 Warrants and $16 Warrants are hereinafter referred to collectively as the "Warrants" and the Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock are hereinafter referred to collectively as the "Series E Preferred Stock");

          WHEREAS, Purchaser desires to purchase the Shares and the Warrants on the terms and conditions set forth herein; and

          WHEREAS, the Company desires to issue and sell the Shares and the Warrants to Purchaser on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.        AGREEMENT TO SELL AND PURCHASE.

          1.1 AUTHORIZATION OF SHARES. On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to Purchaser of the Shares and the Warrants, and (ii) the issuance of such additional shares of Series E Preferred Stock to be issued pursuant to the exercise of the Warrants (the "Warrant Shares") and (iii) the issuance of such shares of Common Stock to be issued for conversion of the Shares and the Warrant Shares (the "Conversion Shares"). The Shares, the Warrant Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, as amended, in the form attached hereto as Exhibit B (the "Restated Certificate"). The Warrants shall be in the form and have the rights set forth in the form of warrant agreement attached hereto as Exhibit C.

          1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, the number of Shares and the Warrants set forth

                                       1.

opposite such Purchaser's name on Exhibit A, at the purchase price of six dollars ($6.00) for each share of Series E-1 Preferred Stock, sixty cents ($0.60) for each share purchasable under the $12 Warrant and $0.388636 for each share purchasable under the $16 Warrant. The aggregate purchase price for the Shares and Warrants being acquired by the Purchaser shall also be set forth on Exhibit A.

2.        CLOSING, DELIVERY AND PAYMENT.

          2.1 CLOSING DATE. The purchase and sale of the Shares and Warrants hereunder shall take place on the date hereof or at such other time upon which the Company and the Purchaser shall agree (the "Closing").

          2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser certificates representing the number of Shares and warrant certificates or agreements representing the Warrants to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by cashier's check or wire transfer made payable to the order of the Company, or by cancellation of Company indebtedness. At the Closing, the Company will deliver a certificate dated as of such Closing Date, signed by the President of the Company, certifying that the representations and warranties set forth in Section 3 of the Agreement are true and correct as of the Closing.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to each Purchaser as follows:

          3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Second Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit D, the Second Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the Second Amended and Restated Investors' Rights Agreement and the Second and Amended Voting Agreement are collectively referred to hereinafter as the "Financing Documents"), to issue and sell the Shares and the Warrants hereunder, to issue the Warrant Shares upon exercise of the Warrants, to issue the Conversion Shares, to carry out the provisions of the Financing Documents and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company has never, nor does it presently, directly or indirectly own more than ten percent of the equity securities of any other corporation, partnership or similar entity, joint venture or similar arrangement.


                                      2.

          3.2 CAPITALIZATION; VOTING RIGHTS. The capital structure of the Company, immediately upon consummation of the Closing, will be as set forth on Schedule 3.2. All issued and outstanding shares of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares and the Warrant Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as set forth on Schedule 3.2, and except as may be granted pursuant to the Financing Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities or any stock appreciation rights or other equity linked arrangements. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares, the Warrant Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares, the Warrants, the Warrant Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.3 AUTHORIZATION OF THE FINANCING DOCUMENTS; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Financing Documents, the performance of all obligations of the Company thereunder and the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Financing Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 4.6 of the Second Amended and Restated Investors' Rights Agreement may be limited by applicable laws. The execution, delivery and performance of the Financing Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Company, and the issuance, sale and delivery of the Shares, the Warrant Shares and the Conversion Shares will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction or other judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, the Restated Certificate or Bylaws, or any contract by which the Company or any of its assets or properties is bound. The sale of the Shares, the Warrants, the Warrant Shares and the subsequent conversion of Shares and Warrant Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights


                                      3.

of first refusal other than the preemptive right set forth in the Amended and Restated Investors' Rights Agreement dated December 15, 1995 which has been properly waived or complied with.

          3.4 NO CONSENT OR APPROVAL REQUIRED. Except for the filing of the Restated Certificate as specified herein, no consent of any person and no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid authorization, execution and delivery by the Company of any Financing Document or for the consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Shares or for the valid authorization, reservation, issuance and delivery of the Warrant Shares or the Conversion Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

          3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate (and was not in default under its certificate of incorporation immediately prior to the filing of the Restated Certificate) or Bylaws, or of any provision of any mortgage, indenture, lease, purchase or similar order or any other agreement, instrument or contract to which it is party or by which the Company or any of its properties is bound or of any judgment, decree, order or writ applicable to the Company which would materially and adversely affect (individually, or in the aggregate) the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with the Financing Documents and the issuance and sale of the Shares, Warrants, Warrant Shares and of the Conversion Shares pursuant to the Restated Certificate, will not result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. There is no condition, event or act which constitutes, or to the best knowledge of the Company which after notice, lapse of time or both would constitute a default under any of the foregoing.

          3.6 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.3 hereof, the offer, sale and issuance of the Shares and the Warrants, the sale and issuance of the Warrant Shares upon exercise of the Warrants and the issuance of the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares, the Warrants or the Warrant Shares to any person or persons so as to bring the sale of such Shares, Warrant or Warrant Shares by the Company within the registration provisions of the Securities Act.


                                      4.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Company as follows (which representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

          4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Financing Documents and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Financing Documents have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Financing Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

          4.2 CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement or the Financing Documents have been or shall have been obtained prior to and be effective as of the Closing.

          4.3 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares, Warrants, Warrant Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares and the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

          4.4 PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares and the Warrant Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Warrants, the Warrant Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, Warrant Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

          4.5 ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.


                                      5.

          4.6 INVESTMENT. Purchaser is acquiring the Shares (or any of the Common Stock into which the Shares or the Warrant Shares are convertible) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling or distributing the Shares, the Warrants and, if issued, the Warrant Shares (or any of the Common Stock into which the Shares or the Warrant Shares are convertible). Purchaser understands that the Shares, the Warrants and, if issued, the Warrant Shares (and the Common Stock into which the Shares or the Warrant Shares are convertible) to be purchased by it have not been registered under the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          4.7 COMPANY INFORMATION. Purchaser has received and read the Company's Business Plan and Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

          4.8 RESTRICTED SECURITIES. Purchaser acknowledges and agrees that the Shares, the Warrants and, if issued, the Warrant Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the number of shares being sold during any three-month period not exceeding specified limitations.

          4.9 TRANSFER RESTRICTIONS. The Purchaser acknowledges and agrees that the Shares, the Warrants and, if issued, the Warrant Shares and the Conversion Shares are subject to restrictions on transfer as set forth in the Second Amended and Restated Investors' Rights Agreement.

5.        CONDITIONS TO CLOSING.

          5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligations to purchase the Shares and the Warrants at each Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.


                                      6.

               (b) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

               (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

               (d) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (e) RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such conversion.

               (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares and the Warrant Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President or the Chief Financial Officer of the Company, dated the date of the Closing, to the effect that the conditions to be performed by the Company specified in this
Section 5.1 have been satisfied.

               (h) INVESTORS' RIGHTS AGREEMENT. The Second Amended and Restated Investors' Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

               (i) VOTING AGREEMENT. The Second Amended and Restated Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

               (j) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:


                                      7.

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

               (c) INVESTORS' RIGHTS AGREEMENT. The Second Amended and Restated Investors' Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers.

               (d) VOTING AGREEMENT. The Second Amended and Restated Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

               (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Second Amended and Restated Investors' Rights Agreement and the Second Amended and Restated Voting Agreement (except for such as may be properly obtained subsequent to the Closing).

               (e) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

6.        AFFIRMATIVE COVENANTS OF THE COMPANY.

          The Company hereby covenants and agrees as follows:

          6.1 RIGHTS OF FIRST REFUSAL. At all times prior to the closing of the Company's first firmly underwritten public offering registered under the Securities Act, the Company shall maintain in effect with respect to all outstanding shares of Common Stock a right of first refusal with respect to any proposed sale or transfer of shares of Common Stock substantially in the form of Article XIV, Section 45 of the Company's Bylaws. If, at any time prior to the closing of the Company's first firmly underwritten public offering registered under the Securities Act, the Company elects not to exercise the right of first refusal as to the sale or transfer of any shares of Common Stock, including without limitation, shares issued upon exercise of employee stock options or pursuant to any employee compensation or stock purchase program, the Company shall assign such right of first refusal pro rata among the Purchasers as follows:

               (a) Within 10 days following the receipt of a notice from a holder of Common Stock (a "Transferring Holder") advising the Company of such holder's desire to transfer any shares of Common Stock subject to the Company's right of first refusal (an "Offer"), the Company shall make an election as to whether it chooses to exercise its right to purchase such


                                      8.

shares, and if the Company elects not to purchase such shares it shall immediately deliver written notice (a "Notice of Offer") of its election not to exercise its right of first refusal and of its assignment of such right to each Purchaser. Each Purchaser shall have the right and option, for a period of 15 days after delivery of the Notice of Offer to the Purchaser, to accept, at the purchase price and on the terms specified in the Notice of Offer (A) such Purchaser's Proportionate Percentage, as defined in Section 6.2(d), of the securities offered pursuant to the Offer and (B) any of the securities offered pursuant to the Offer which are not accepted by the other Purchasers, in which case such securities not deemed to have been offered to and accepted by the Purchasers shall be deemed to have been offered to and accepted by the Purchasers which exercised their option under this clause (B), pro rata in accordance with their respective Proportionate Percentages (excluding, for the purpose of such calculation, any Purchaser not exercising his option under this clause (B)). Acceptance of the Offer shall be made by each Purchaser by the delivery of a written notice to the Company and the Transferring Holder within said 20-day period, which notice shall indicate such Purchaser's election to exercise his rights under this Section 6.2 and shall specify the number of securities which such Purchaser wishes to purchase and whether such Purchaser wishes to exercise his rights under clause (B) above.

               (b) Transfers of securities under the terms of this Section 6.2(b) shall be made at the offices of the Company on a mutually satisfactory business day within 15 days after the expiration of the applicable time periods. Delivery of certificates or other instruments evidencing such securities duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

               (c) If effective acceptances shall not be received pursuant to Section 6.2(b) with respect to all securities offered for sale pursuant to the aforesaid Notice of Offer, then the Transferring Holder may transfer to a third party all of the securities so offered for sale or any part thereof at the price and on the identical terms stated in the original Notice of Offer and in accordance with Article XIV, Section 45 of the Bylaws.

               (d) For purposes of this Section 6.2 only, the term "Purchaser" shall mean each Purchaser under this Agreement; each Purchaser under that certain Series C Preferred Stock and Warrant Purchase Agreement, dated as of February 15, 1995 (the "Series C Agreement") and each Purchaser under that certain Series D Preferred Stock and Warrant Purchase Agreement dated as of December 15, 1995 (the "Series D Agreement") and the term "Proportionate Percentage" shall mean, with respect to a Purchaser, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the total number of shares of (A) Shares, Warrant Shares and Conversion Shares, on an as-converted basis, (B) Shares, Warrant Shares and Conversion Shares as defined under the Series C Agreement, on an as-converted basis, and (C) Shares, Warrant Shares and Conversion Shares, defined under the Series D Agreement, on an as converted basis, (such sum being referred to hereinafter as the "Series C, Series D and Series E Equivalents") held by such Purchaser and the denominator of which is the total number of Series C, Series D and Series E Equivalents held by all Purchasers.

               (e) This Section 6.2 may be amended or waived only upon the written consent of the Company and the holders of a majority of the Series C, Series D and Series E Equivalents.


                                      9.

7.        THE COMPANY'S RIGHT TO REPURCHASE

          7.1 REPURCHASE OPTION. The Warrants and the Warrant Shares are subject to repurchase by the Company on the following terms (the "Repurchase Option"):

               (a) If the Company has not closed a financing of $20 million or more prior to December 31, 1996 (a "Qualified Financing"), one-hundred percent (100%) of the Warrants and the Warrant Shares may be repurchased by the Company on the terms and for the amount set forth in section 7.2 below.

               (b) If the Company has closed a Qualified Financing prior to December 31, 1996, the Company may repurchase the Warrants and the Warrant Shares as follows:

       IF THE QUALIFIED FINANCING IS:           THE COMPANY MAY REPURCHASE:
       ------------------------------           ---------------------------

           $45 million or more                             0.00%

at least $40 million but less than $45 million            16.67%

at least $35 million but less than $40 million            33.33%

at least $30 million but less than $35 million            50.00%

at least $25 million but less than $30 million            66.67%

at least $20 million but less than $25 million            83.33%

          The repurchase percentage shall be applied equally to the $12 Warrants, the $16 Warrants and the Warrant Shares relating to each. Such Warrants and Warrant Shares remaining after the Company has exercised its Repurchase Option shall be referred to as the "Remaining Warrants" and "Remaining Warrant Shares," respectively. The parties intend to review the Qualified Financing amounts listed above and such amounts may be revised with the mutual consent of the parties.

               (c) In addition, fifty percent (50%) of the Remaining Warrants and Remaining Warrant Shares shall be subject to repurchase by the Company (the "Further Repurchase Option") if the Company Valuation (as defined below) does not equal or exceed $250 million on December 31, 1997 (the "Final Valuation Date"). The "Company Valuation" shall be equal to the difference between (i) the number of Shares Outstanding (as defined below) multiplied by the fair market value of one share of Common Stock (the "Share Value"), minus (ii) the Equity Proceeds (as defined below) received by the Company after August 1, 1996. Notwithstanding the foregoing, in the event that the closing value of the Standard & Poor's 500 Index (the "S&P 500"), as reported on December 31, 1997, is less than 80% the closing value of the S&P 500 as reported on July 1, 1996, the Final Valuation Date will be extended until June 30, 1998.


                                     10.

               For the purpose of this Agreement, "Shares Outstanding" shall mean the number of shares of Common Stock outstanding, assuming the conversion of all outstanding shares of Preferred Stock and the exercise of all outstanding options and in-the-money warrants to purchase Common or Preferred Stock of the Company, and "Equity Proceeds" shall mean the sum of
(i) the fair market value of all consideration received by the Company in consideration for the issuance of equity securities of the Company and (ii) the aggregate consideration that the Company would receive upon the exercise of all outstanding options and in-the-money warrants.

               In the event the Company's Common Stock is publicly traded, the "Share Value" shall be the closing price per share of the Common Stock of the Company as reported on a national securities exchange or on the over-the-counter market. In the event the Company's Common Stock is not publicly traded, the parties shall mutually agree on the Share Value PROVIDED, HOWEVER, that if the parties are unable to agree on a Share Value within thirty (30) days of the Final Valuation Date, a mutually agreed upon independent appraiser shall determine the Share Value.

          7.2 EXERCISE OF REPURCHASE OPTION. If the Company elects to exercise the Repurchase Option, it must notify the Holder not more than ninety (90) days after the earlier of a Qualified Financing or December 31, 1996. If the Company elects to exercise the Further Repurchase Option, it must notify the Holder not more than ninety (90) days after the Final Valuation Date. The notice shall indicate how many of the Warrants and Warrant Shares are being repurchased, the Repurchase Price (as defined below) and a date for the closing of the repurchase (such date being not later than thirty (30) days after the date of the notice). At the closing of either the Repurchase Option or the Further Repurchase Option, the Holder shall deliver the Warrants and, if applicable, the certificate(s) representing the Warrant Shares and the Company shall deliver the Repurchase Price (as defined below) and a new warrant or stock certificate representing the number of shares not repurchased by the Company. The "Repurchase Price" shall be equal to the sum of (A) the number of Warrants being repurchased multiplied by the respective Warrant Purchase Price for each Warrant being repurchased (I.E., $0.60 for the $12 Warrants and $0.389 for the $16 Warrants), plus (B) the number of Warrant Shares being repurchased multiplied by the difference between the respective Stock Purchase Price and the respective Warrant Purchase Price for the Warrant Shares being repurchased. The parties acknowledge that the "Repurchase Price" formula reflects their intent to set the aggregate repurchase price for the Warrants and Warrant Shares equal to Purchaser's actual cost in obtaining such Warrants and Warrant Shares.

8.        MISCELLANEOUS.

          8.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, in all respects the laws of the State of Washington. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Western District of Washington and of any Washington state court sitting in the county of King, State of Washington for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or


                                     11.

hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          8.3  INDEMNIFICATION.

               (a) The Company shall indemnify, defend and hold the Purchaser harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company herein or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) arising from the breach of any covenant or agreement of the Company or any facts or circumstances constituting such breach or (iii) with respect to any liability for any brokers' or finders' fees or compensation owing or alleged to be owing in connection with the transactions contemplated hereby.

               (b) The Purchaser shall indemnify, defend and hold the Company harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Purchaser contained in Section 4, or
(ii) arising from the breach of any covenant or agreement of such Purchaser herein.

          8.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares, the Warrants, the Warrant Shares or the Conversion Shares from time to time.

          8.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the other Financing Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          8.6 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                     12.

          8.7  AMENDMENT AND WAIVER.

               (a) Except as otherwise provided herein, this Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the outstanding shares of Series E Preferred Stock (including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock (including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

          8.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Financing Documents or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
 All remedies, either under this Agreement, the Restated Certificate, Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          8.10 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

          8.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such


                                     13.

reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          8.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.13 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

          8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8.15 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.15 being untrue.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]


                                     14.

          IN WITNESS WHEREOF, the parties hereto have executed the SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                           PURCHASER:


COINSTAR, INC.                     ACORN VENTURES





By:                                     By:
    ---------------------------------       ----------------------------------
          Jens Molbak, President
          13231 S.E. 36th Street        Name: --------------------------------
          Suite 200
          Bellevue, WA 98006            Title:
                                               -------------------------------

                                        Address:
                                                ------------------------------



                                     15.

                                      EXHIBIT A



                                SCHEDULE OF PURCHASERS



                                    $12       $16        AGGREGATE PURCHASE
                                  WARRANT    WARRANT    PRICE FOR SHARES AND
      NAME              SHARES     SHARES     SHARES          WARRANTS
---------------------   ------    -------    -------    --------------------

Acorn Ventures, Inc.
Mr. Rufus Lumry
11400 S.E. 6th Street
Suite 120
Bellevue, WA 98004     100,000    350,000    550,000        $ 1,023,750
                       -------    -------    -------        -----------

TOTAL:                 100,000    350,000    550,000        $ 1,023,750